SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

September 1, 2005

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street, Miami Lakes, Florida	33016
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(305) 828-7660

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets.

Pacer Health Management Corporation of Georgia (“PHMC”), a Georgia corporation and wholly-owned subsidiary of Pacer Health Corporation (“Pacer”), completed its asset purchase agreement (the “Purchase Agreement”) effective as of September 1, 2005 with the Greene County Hospital Authority, a Hospital Authority created under Georgia law (“Greene”).  Pursuant to the Purchase Agreement, PHMC purchased and acquired from Greene, and Greene sold and transferred to PHMC, all of the Assets (as such term is defined in the Purchase Agreement) which are a part of, relate to and are used in the operation of Minnie G. Boswell Memorial Hospital, a twenty five (25) bed acute care and non-urban healthcare facility that Pacer has managed and operated since June 24, 2004, and the Boswell Parker Nursing Center, a twenty nine (29) bed skilled nursing facility, both of which are located in Greensboro, Greene County, Georgia (collectively, the “Hospital”).  The total purchase amount under the agreement is One Million Dollars ($1,000,000).  Pacer now operates a total of six (6) facilities in Georgia and Louisiana.  Pacer intends to construct a replacement facility for the Hospital within the next three (3) years.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Greene County Hospital Authority (d/b/a Minnie G. Boswell Memorial Hospital) attached hereto.

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1	Form of Asset Purchase Agreement, by and between Pacer Health Management Corporation of Georgia and the Greene County Hospital Authority.	Filed as an exhibit to Pacer’s Form 8-K filed with the SEC on September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2006
Pacer Health Corporation

By: /s/ J. Antony Chi
Name: J. Antony Chi
Title: Chief Financial Officer

Greene County Hospital Authority

(A Component Unit of Greene County, Georgia)

(d/b/a Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center)

Index To Financial Statements

Report of Independent Registered Public Accounting Firm

Financial Statements:

Statement of Net Assets (Deficit) at July 31, 2005

Statements of Revenues, Expenses and

  Changes in Net Assets (Deficit) for the Years Ended

  July 31, 2005 and 2004

Statements of Cash Flows for the Years Ended

  December 31, 2005 and 2004

Notes to the Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of:

Pacer Health Corporation

We have audited the accompanying Statement of Net Assets (Deficit) of Greene County Hospital Authority (A Component Unit of Greene County, Georgia) (d/b/a Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center) as of July 31, 2005, and the related statements of Revenues, Expenses and Changes in Net Assets (Deficit), and cash flows for the years ended July 31, 2005 and 2004. These financial statements are the responsibility of the Authority’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greene County Hospital Authority (A Component Unit of Greene County, Georgia) (d/b/a Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center) as of July 31, 2005, and the results of operations and cash flows for the years ended July 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Authority will continue as a going concern.  As discussed in Note 1 to the financial statements, the Authority’s has an excess of expenses over revenues in 2005 of $2,151,890, cash used in operations in 2005 of $172,204 and negative net assets of $(5,186,410) and working capital deficit of $1,630,431 at July 31, 2005.  In addition, the Authority sold all assets and Hospital and Nursing operations to Pacer in September 2005 and retained only the $5,990,000 bonds liability.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s Plan is in regards to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 2, the Authority adopted the provisions of the Governmental Accounting Standards Board Statement No. 34, Basic Financial Statements – and Management’s Discussion and Analysis – For State and Local Governments and Statement No. 38, Certain Financial Statement Note Disclosures as of August 1, 2003.  The effective date of these changes in accounting policy is August 1, 2003.  This results in a change in the format and content of the basic financial statements.

The Authority has not presented a Management’s Discussion and Analysis that accounting principles generally accepted in the United States have determined is necessary to supplement, although not required to be part of, the basic financial statements.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 13, 2006

PART I

Item 1.  Financial Statements

Greene County Hospital Authority
(A Component Unit of Greene County, Georgia)
(d/b/a Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center)
Statement of Net Assets (Deficit)
July 31, 2005

ASSETS

Current Assets
Cash	$473,230
Patient receivables, net	939,962
Supplies	241,613
Prepaid insurance	121,267
Total Current Assets	1,776,072

Capital assets, net	2,030,063

Bond issuance costs, net	194,828

Total Assets	$4,000,963

LIABILITIES AND NET ASSETS (DEFICIT)

Current Liabilities
Accounts payable	$252,117
Management fees payable	886,212
Accrued wages and payroll taxes	170,843
Accrued professional fees	20,550
Accrued settlements	250,000
Accrued expenses	59,459
Medicare payable	693,871
Note payable	76,215
Note payable - management fees	755,000
Current portion of long term liabilities	227,533
Other current liabilities	14,703
Total Current Liabilities	3,406,503

Long Term Liabilities
Settlements payable	15,870
Bonds payable	5,765,000
Total Long Term Liabilities	5,780,870

Total Liabilities	9,187,373

Commitments and Contingencies (Note 10)

Net Assets (deficit)	(5,186,410)

Total Liabilities and Net Assets (deficit)	$4,000,963

See accompanying notes to financial statements
1

Greene County Hospital Authority
(A Component Unit of Greene County, Georgia)
(d/b/a Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center)
Statements of Revenues, Expenses and Changes in Net Assets (Deficit)

	For Year Ended July 31,
	2005	2004
`
Operating revenues, net	$9,640,251	$6,812,712

Operating Expenses
Advertising	-	3,751
Utilities and communication	239,836	221,073
Repairs and maintenance	147,318	72,026
Bad debt expense	1,826,623	978,638
Contract labor	1,431,241	1,626,097
Depreciation and amortization	248,808	301,383
Insurance	179,174	178,280
Provider fees	16,222	122,349
Medical Supplies	800,450	822,846
Professional fees	555,858	54,420
Rent	31,763	38,667
Salaries and wages	4,620,166	4,665,135
General and administrative	528,303	80,843
Total Operating Expenses	10,625,762	9,165,508

Operating loss	(985,511)	(2,352,796)

Nonoperating revenues (expenses):
Other	29,810	(6,522)
Sales tax income	-	238,061
Contribution and grant income	268,085	196,884
Management fees	(1,300,500)	-
Interest expense	(163,774)	(236,432)
Total nonoperating revenues (expenses)	(1,166,379)	191,991

Excess expenses over revenues	$(2,151,890)	$(2,160,805)

Net assets (deficit), beginning of year	(3,034,520)	(873,715)
Net assets (deficit), end of year	(5,186,410)	(3,034,520)

See accompanying notes to financial statements
2

Greene County Hospital Authority
(A Component Unit of Greene County, Georgia)
(d/b/a Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center)
Statements of Cash Flows
	For Year Ended July 31,
	2005	2004
Cash Flows from Operating Activities:
Excess expenses over revenues	$(2,151,890)	$(2,160,805)
Adjustments to reconcile excess expenses over revenues
to net cash used in operating activities:
Bad debt expense	1,826,623	978,638
Depreciation and amortization	248,808	301,383
Bond issuance costs amortization	68,835	(32,034)
Changes in operating assets and liabilities:
(Increase) decrease in:
Patient receivables	(1,763,859)	(938,568)
Notes receivable	-	12,228
Supplies	(6,473)	(7,631)
Prepaids and other current assets	1,207	(29,766)
Increase (decrease) in:
Accounts payable	(314,717)	(1,023,456)
Accrued expenses	(43,840)	26,878
Accrued wages payable	(1,778)	(16,108)
Management fee payable	886,212	-
Accrued settlements	250,000	-
Accrued professional fees	20,550	-
Medicare payable, net	796,622	217,867
Other current liabilities	11,496	(43,603)
Net Cash Used in Operating Activities	(172,204)	(2,714,977)

Cash Flows from Investing Activities:
Acquisition of equipment	(179,103)	(39,382)
Net Cash Used in in Investing Activities	(179,103)	(39,382)

Cash Flows from Financing Activities:
Proceeds from issuance of bonds payable	5,884,917	1,200,000
Principal repayment of bond payable	(100,000)	-
Repayments of bonds payable	(3,277,273)	(95,079)
Repayments of loans	-	(235,137)
Repayments from note payable	(2,220)	(2,146)
Proceeds from financing of insurance premiums	76,215	-
Proceeds from county loans	-	2,039,955
Repayments of county loans	(2,039,955)
Net Cash Provided by Financing Activities	541,684	2,907,593

Net Increase in Cash	190,377	153,234

Cash and cash equivalents, Beginning of Period	$282,853	$129,619

Cash and cash equivalents, End of Period	$473,230	$282,853

Supplemental Disclosure of Cash Flow Information:

Interest	$163,774	$236,432
Taxes	$-	$-

See accompanying notes to financial statements
3

GREENE COUNTY HOSPITAL AUTHORITY

(A Component Unit of Greene County, Georgia)

(d/b/a Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center)

Notes to Financial Statements

July 31, 2005

Note 1. Reporting Entity, Nature of Operations and Basis of Presentation

The Greene County Hospital Authority (“the Authority”) is a public corporation that operates Minnie G. Boswell Memorial Hospital and Boswell Parker Nursing Center (collectively, “the Hospital”). It was created by the Board of County Commissioners of Greene County, Georgia to operate, control, and manage all matters concerning the county's health care functions. The Board of County Commissioners nominate the Board of Trustee members of the Authority, and the County has guaranteed debt of the Authority. For these reasons, the Authority is considered to be a component unit of Greene County, Georgia.

The accompanying financial statements include the operations of Minnie G. Boswell Memorial Hospital, a twenty-five bed acute care facility and Boswell Parker Nursing Center, a twenty-nine bed long-term care facility.

As reflected in the accompanying financial statements, the Authority had significant historical losses and cash used in operations and a working capital deficit and issued $6,090,000 of bonds payable of which $5,990,000 was outstanding at July 31, 2005.  On September 1, 2005, the Authority finalized its agreement to sell the operations of the Hospital and Nursing Center to Pacer Health Management Corporation of Georgia (“Pacer”).  The ability of the Authority to continue as a going concern is dependent on the Authority’s ability to raise additional capital or generate revenue to service the bond liability.  The bond liability however is guaranteed by Greene County. (See Note 8) The financial statements do not include any adjustments that might be necessary if the Authority is unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

(A)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in 2005 and 2004 include contractual allowances on revenues and related accounts receivable, bad debt allowance on accounts receivable and Medicare payable.

(B)

Enterprise Fund Accounting

The Authority uses enterprise fund accounting,  Revenues and expenses are recognized on the accrual basis using the economic resources measurement focus.  Based on Governmental Accounting Standards Board (GASB) Statement No. 20, Accounting and Financial Reporting for Proprietary Funds and Other Governmental Entities That Use Proprietary Fund Accounting, as amended, the Authority has elected to apply the provisions of all relevant pronouncements of the Financial Accounting Standards Board (FASB), including those issued after November 30, 1989, that do not conflict with or contradict GASB pronouncements.

(C)

New Accounting Pronouncements

On August 1, 2003, the Authority adopted the provisions of Statement No. 34 (“Statement 34”) of the Governmental Accounting Standards Board Basic Financial Statements – and Management’s Discussion and Analysis – For State and Local Governments.  Statement 34 established standards for external financing reporting for all state and local governmental entities which include a balance sheet, a statement of revenues, expenses and changes in net assets and a statement of cash flows.

(C) Cash and Cash Equivalents

For the purpose of the cash flow statements, the Authority considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Capital Assets

The Authority's capital assets are reported at historical cost. Contributed capital assets are reported at their estimated fair value at the time of their donation. Equipment, major renewals and improvements greater than $5,000 are capitalized; maintenance and repairs are charged to expense as incurred.  Gain or loss on disposition of capital assets is recorded at the time of disposition. All capital assets other than land are depreciated or amortized (in the case of capital leases) using the straight line method of depreciation using these asset lives:

Land improvements	15 to 20 Years
Buildings and building improvements	20 to 40 Years
Equipment, computers and furniture	3 to 7 Years

 (E) Long-Lived Assets

The Authority reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.  If the undiscounted future cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

(F) Intangibles Assets

The Authority reviews the carrying value of intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an intangible asset may not be recoverable.  Recoverability of intangible assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset is expected to generate.  If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the intangible asset, if any, exceeds its fair market value.

(G) Revenue Recognition and Patient Receivables

The Authority records revenue when persuasive evidence of an arrangement exists, services have been rendered, or product delivery has occurred, the sales price to the patient is fixed or determinable, and collectibility is reasonably assured.  The Authority also follows the industry specific revenue recognition criteria as delineated in the AICPA Audit and Accounting Guide “Health Care Organizations”.

The Authority has agreements with third-party payors that provide for payments to the Authority at amounts different from its established rates.  A summary of the payment arrangements with major third-party payors follows:

Medicare. Inpatient acute care and outpatient services rendered to Medicare program beneficiaries are paid based on a cost reimbursement methodology. The Authority is reimbursed at a tentative rate with final settlement determined after submission of annual cost reports by the Authority and audits thereof by the Medicare fiscal intermediary. The Authority's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization under contract with the Authority.

Long-term care services rendered to Medicare program beneficiaries are paid at a prospectively determined rate per diem. The per diem varies according to a patient classification system.

Medicaid. Inpatient acute care services rendered to Medicaid program beneficiaries are paid at a prospectively determined rate per admission. These rates vary according to a patient classification system that is based on clinical, diagnostic and other factors. Certain outpatient services rendered to the Medicaid program beneficiaries are reimbursed under a cost reimbursement methodology. The Authority is reimbursed at a tentative rate with final settlement determined after submission of annual cost reports by the Authority and audits thereof by the Medicaid fiscal intermediary.

Long-term care services rendered to Medicaid program beneficiaries are paid at a prospectively determined rate per diem. The per diem is determined by the facility's historical allowable operating costs adjusted for certain incentives and inflation factors.

The Authority also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to the Authority under these agreements includes prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Laws and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation.  As a result, there is at least a reasonable possibility that recorded estimates could change by a material amount in the near term.

Patient service revenue from hospital operations is recognized when the goods or services are provided to the patient and billed to the patient or third party payor.  Patient service revenue is reported net of estimated contractual allowances.  These third-party contractual adjustments are accrued on an estimated basis in the period the services are provided, and revenues in future periods are adjusted based on final settlements with the third party payors.  The Authority has recorded estimates for bad debt losses, which may be sustained in the collection of these receivables.  Although estimates with respect to realization of the receivables are based on the Authority’s knowledge of current events, the Authority’s collection history, and actions it may undertake in the future, actual collections may ultimately differ substantially from these estimates.  Receivables are written off when all legal actions have been exhausted.

(H) Grants and contributions

From time to time, the Authority receives grants from state agencies as well as contributions from individuals and private organizations. Revenues from grants and contributions (including contributions of capital assets) are recognized when the Authority is legally entitled to the funds, which is generally upon receipt. Grants and contributions may be restricted for either specific operating purposes or for capital purposes. Amounts that are unrestricted or that are restricted to a specific operating purpose are reported as nonoperating revenues. Amounts restricted to capital acquisitions are also reported as nonoperating revenues and expenses.  Certain grants including those from the Department of Community Health Indigent Care Trust Fund (“ICTF”) are included in operating revenues. The Hospital must meet certain eligibility requirements to retain payments from the ICTF.  It is the Authority’s opinion that the Hospital is in compliance with the guidelines established by the Department of Community Health. (See Note 2(I))

 (I) Charity Care

The Authority provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less that its established rates.  Because the Authority does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue.  The amount of charges forgone for services and supplies furnished under the authority’s charity care policy aggregated approximately $652,000 and $320,000 in 2005 and 204, respectively.

(J) Compensated Absences

The Authority’s employees earn paid time off (PTO) at varying rates depending on years of service.  These amounts are accrued in the accompanying financial statements.  Employees who retire or resign in good standing may request payments of their PTO’s.  The amount of PTO’s payable is reported as a current liability.

(K) Income Taxes

The Authority is a governmental entity and is recognized as tax-exempt under the Internal Revenue Code.

(L) Risk Management

The Authority is exposed to various risks of loss from torts; theft of, damage to, and destruction of assets; business interruption; errors and omissions; employee injuries and illnesses; natural disasters; and employee health, dental and accident benefits.  Commercial insurance coverage is purchased for claims arising from such matters.  Settled claims have not exceeded this commercial coverage in any of the two preceding years.

(M) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Authority’s short-term financial instruments, including patient receivables, accounts payable, management fee payable, accrued expenses, medicare payable and other liabilities and notes payable approximate fair value due to the relatively short period to maturity for these instruments.

(N) Segments

The Authority has adopted the provisions of SFAS No. 131, “Disclosures About Segments of An Enterprise and Related Information” (“SFAS 131”).  This statement requires public enterprises to report financial and descriptive information about its reportable operating segments and establishes standards for related disclosures about product and services, geographic areas, and major customers.

(O) Concentrations

The Authority maintains its cash in bank deposit accounts, which, at times exceed federally insured limits.  The Authority has not experienced any losses in such accounts through July 31, 2005.

The Authority receives a significant amount of its revenues from Medicare and Medicaid.  As of July 31, 2005, the percentage of outstanding patient receivables due from Medicare was approximately 46% and approximately 21% from Medicaid.

Note 3. Patient Receivable, Net

Patient accounts receivable (net of credit balances) on July 31, 2005 consisted of these amounts:

Balance July 31, 2005
Patient accounts receivable	$ 5,535,192
Allowance for contractual amounts	(1,814,088)
Allowance for uncollectible amounts	(2,781,142)
Patient accounts receivable, net	$ 939,962

The Authority derives a significant portion of its revenues from Medicare, Medicaid and other payers that receive discounts from our standard charges.  The Authority must estimate the total amount of these discounts to prepare its financial statements.  The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment.  The Authority estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms.  These interpretations sometimes result in payments that differ from the Authority’s estimates.  Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management.  Changes in estimates related to the allowance for contractual discounts affect revenues reported in period in which the change in estimate occurred.

For the years ended July 31, 2005 and 2004 the Authority recorded bad debt expense for doubtful accounts of $1,826,623 and $978,638, respectively.

Note 4. Capital assets, net

Capital assets at July 31, 2005 are as follows:

	Balance July 31, 2004	Additions	Retirements	Balance July 31, 2005
Land	$ 49,430	-	-	$ 49,430
Buildings and improvements	4,866,349	-	-	4,866,349
Equipment	3,694,782	179,102	-	3,873,884
Total Capital assets	8,610,561	179,102	-	8,789,663
Less accumulated depreciation for:
Buildings and improvements	(3,174,491)	(124,805)	-	(3,299,296)
Equipment	(3,346,555)	(113,749)	-	(3,460,304)
Total accumulated depreciation	(6,521,046)	(238,554)	-	(6,759,600)
Capital assets, net	$ 2,089,515	(59,452)	-	$ 2,030,063

Depreciation expense for the years ended July 31, 2005 and 2004 were $238,554 and $297,858, respectively.

Note 5. Notes Payable

On July 31, 2005, the Authority had the following changes in outstanding notes payable:

	Balance July 31, 2004	Additions	Retirements	Balance July 31, 2005
Note payable dated May 1, 2002, original principal of $755,000, non-interest bearing.	$ 755,000	-	-	$ 755,000

Note payable dated July 31, 1994, original principal of $37,150, annual interest rate of 6.941%, originally due July 15, 2011.	20,753	-	2,350	18,403

Insurance Note Payable dated April 1, 2005, original principal of $104,422, maturity date of March 31, 2006, annual percentage rate of 29.5%.	-	104,796	28,581	76,215

Total Notes Payable	$ 775,753	104,796	30,931	$ 849,618
Less: Current Portion				(833,748)

Long Term Notes Payable				$ 15,870

The Authority contracted with a third party management company to provide administrative management services beginning in July 2000.  The agreement may be terminated by either party with cause by giving ninety days prior written notice to the other party.  Pursuant to this agreement, the third party management company made contributions to the Authority for operations of the Hospital.  The Authority and the third party management company agreed to terminate their relationship and the management of the Hospital effective May 1, 2002.

Pursuant to the termination agreement, the Authority has agreed to pay the third party management company $755,000 relating to loans and settlements.  Should the Authority, within five years immediately following the effective date of the agreement sell, lease, or take any other action with regard to the disposition of the assets of the Hospital, then the note shall be immediately paid in full to the third party management company or its assignee upon the closing of such transaction. Prior to July 31, 2005, the Authority entered into an agreement to sell the Hospital and Nursing Business to Pacer Health Management Corporation of Georgia (“Pacer”).  On September 1, 2005, the Hospital was sold to Pacer.  Accordingly, the $755,000 is reclassed as a current liability at July 31, 2005. (See Note 7).

Note 6. Medicare Payable

The Medicare payable consists of estimated amounts due to Medicare as a result of cost reimbursements by Medicare in excess of what the Hospital was entitled to.  The Hospital has not made any payment arrangements to satisfy the liability.   The estimated balance due as of July 31, 2005 is $693,871.

Note 7. Management Fee Payable

On June 24, 2004, the Authority entered into an interim services agreement with Pacer Health Management Corporation of Georgia to manage the Hospital and also signed a binding letter of intent to sell the Hospital to Pacer.  The purchase price of the Hospital will be the fair market value as ratified by the Attorney General of the State of Georgia.  As consideration for the purchase price, Pacer will assume any outstanding liabilities with the exception of any hospital debt associated with bond issuances, including waiving any fees due to Pacer.  The balance due to Pacer as of July 31, 2005 is $886,212.  The purchase will consummate upon approval by the Attorney General of the State of Georgia in accordance with the Georgia Hospital Acquisition Act.

Under the terms of the agreement, Pacer shall be obligated to (i) operate the hospital and fund all of its operations, (ii) pay all accounts payable of the Hospital and (iii) provide indigent care. Should Pacer fail to keep the Hospital and its emergency room open during the eighteen months following the Transition Period, then Pacer shall reimburse the Authority for all such emergency room costs incurred by the Authority. As compensation for the services rendered by Pacer during the term of this Agreement, Pacer shall be paid a fixed monthly management fee and also be reimbursed for certain personnel salaries and management expenses. (See Note 7).

Note 8. Bonds Payable

The Authority issued the Greene County Hospital Authority Tax-Exempt Adjustable Mode Revenue Anticipation Certificate, Series 2004 in the amount of $6,090,000. This is a variable rate bond with interest payments due monthly and principal payments due annually each January beginning January 2005 and maturing in August 2025.  Repayment of the bonds is guaranteed by the county through an ad valorem property tax in an amount sufficient to make such payments.  Upon payment of interest and principal of the bonds by the county, the Authority recognizes the payment as grant income at the time of payment.  The bond was issued for the purpose of refinancing previously issued 2000 and 2004 Series Revenue Anticipation Bonds, to reimburse Greene County for monies loaned to the Authority and for financing working capital. Financing costs of $203,053 of issuing this bond were also paid from the proceeds and have been recorded as long term assets to be amortized over the debt term.  Amortization was $68,835 which included the amortization of the prior series bonds issuance costs.

A schedule of changes in the Authority’s bond obligation at July 31, 2005 follows:

	Balance July 31, 2004	Additions	Retirements	Balance July 31, 2005
2000 Revenue Anticipation Certificates, Original Principal of $2,345,000.	$ 2,112,000	-	(2,112,000)	$ -

2004 Revenue Anticipation Certificates, Original Principal of $1,200,000.	1,165,000	-	(1,165,000)	-

Tax Exempt Adjustable Mode Revenue Anticipation Certificate, Series 2004, Original principal of $6,090,000	-	6,090,000	(100,000)	5,990,000

Total Bonds Payable	$ 3,277,000	6,090,000	(3,377,000)	5,990,000
Less: Current Portion				(225,000)

Bonds Payable, long term				$ 5,765,000

The scheduled maturities are as follows:

Year Ending July 31,	Principal	Interest
2006	225,000	718,800
2007	235,000	691,800
2008	245,000	663,600
2009	250,000	634,200
2010 – 2014	1,360,000	2,703,000
2015 – 2019	1,525,000	1,851,000
2020 – 2024	1,765,000	880,200
2025	385,000	46,200
Total	5,990,000	8,188,800

Note 9. Retirement Plan

The Authority has a defined contribution plan covering substantially all employees of the Hospital. After meeting certain eligibility requirements, employees may participate in the plan. Employees may make voluntary contributions to the plan. The Hospital's contribution to the plan is made at the discretion of the Board of Trustees.

Note 10. Commitments and Contingencies

Legal Proceedings

The Authority is involved, and will continue to be involved, in numerous legal proceedings arising out of the conduct of its business, including litigation with patients, employment related lawsuits, and vendors.

The Authority has been named as a defendant in a lawsuit initiated by a former employee.  The allegations against the Authority include termination based on religious discrimination.  As of July 31, 2005, the lawsuit has not yet been heard in the Circuit Court of Georgia.  The Authority intends to vigorously assert all available defenses in connection with the lawsuit.  However, an adverse resolution of the lawsuit could result in the payment of significant costs and damages which could have a material adverse effect on the Authority’s results of operations, financial condition and cash flows. Accordingly, the Authority has reserved $250,000 in accrued settlements.

The Authority has been named as a defendant in a lawsuit initiated by a former vendor.  The allegations against the Authority include failure to pay for services rendered to the Authority for Emergency Room Services.  As of July 31, 2005, the lawsuit has not yet been resolved.  The Authority intends to vigorously assert all available defenses in connection with the lawsuit.  However, an adverse resolution of the lawsuit could result in the payment of significant costs and damages which could have a material adverse effect on the Authority’s results of operations, financial condition and cash flows.

The Authority has been named as a defendant in a lawsuit initiated by the family of a former patient.  The allegations against the Authority include medical malpractice.  As of July 31, 2005, the lawsuit has not yet been resolved.  The Authority intends to vigorously assert all available defenses in connection with the lawsuit.  However, an adverse resolution of the lawsuit could result in the payment of significant costs and damages which could have a material adverse effect on the Authority’s results of operations, financial condition and cash flows.

Commercial and Medical Malpratice insurance is purchased for potential claims arising from such matters.  However, the existence of such insurance policies is no assurance that the risk of financial loss is transferred.

Health care reform.

In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the health care system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. The costs of certain proposals would be funded in significant part by reductions in payments by governmental programs, including Medicare and Medicaid, to health care providers such as hospitals. There can be no assurance that health care proposals adverse to the business of the Authority will not be adopted.

Governmental regulation compliance.

The healthcare industry has recently been subjected to increased scrutiny from governmental agencies at both the federal and state level with respect to compliance with regulations. Areas of noncompliance identified at the national level include Medicare and Medicaid, Internal Revenue Service, and other regulations governing the healthcare industry. There can be no assurance that the Authority will not be subjected to future investigations with accompanying monetary damages.

Note 11. Income Taxes

The Authority is a Georgia public corporation that qualifies for exemption from taxation under Section 501 of the Internal Revenue Code of 1986, as amended.  Accordingly, no provision for income taxes was made.

Note 12. Segments and Concentrations

As of July 31, 2005, the Authority only has one reportable and identifiable segment.  Therefore, the presentation of segment analysis pursuant to SFAS No. 131 is not required.  Authority operations are conducted in Georgia representing the results of operations of one hospital.

These operations also reflect a 100% concentration in the geographic source of revenues that the Authority currently recognizes.   The hospital group in Georgia includes a rural hospital and provides medical care as well as skilled nursing services to various patients.

Note 13. Subsequent Events

On September 1, 2005, Pacer completed its acquisition of the Hospital.  Under the terms of the acquisition agreement, Pacer acquired the business and certain identifiable assets and assumed certain liabilities.  (See Note 7).